EXHIBIT 99.1

JULY 10, 2023
FOR IMMEDIATE RELEASE
CONTACT: ALTON LEWIS, CEO AND ERIC DOSCH, CFO
985.375.0350 / 985.375.0308

First Guaranty Bancshares, Inc. and Lone Star Bank Mutually Agree to Terminate Merger Agreement as Market Conditions Have Changed since January 6, 2023

Hammond, Louisiana, July 10, 2023 – First Guaranty Bancshares, Inc. (Nasdaq: FGBI) (“First Guaranty”) and Lone Star Bank (“Lone Star”) today announced that they have entered into a mutual agreement to terminate their merger agreement of January 6, 2023, originally announced on January 9, 2023.

The termination was approved by the Boards of Directors of both companies.

In a joint statement, Alton B. Lewis, Vice Chairman, President and Chief Executive Officer of First Guaranty, and Dennis Harrington, President and Chief Executive Officer of Lone Star, said, “After careful consideration, we mutually concluded it was not prudent to continue to pursue the combination of our companies. We are confident this is the right decision for our shareholders, our customers, and our employees. This decision will allow each of First Guaranty and Lone Star to dedicate resources and focus on our individual growth strategies in the currently challenging banking industry environment. We thank each other and our respective institutions for having a cooperative working relationship over the last several months and wish each other continued success in the future.”

Additional details regarding the termination agreement will be set forth in a Current Report on Form 8-K to be filed by First Guaranty with the Securities and Exchange Commission on July 10, 2023.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact which represent our current judgement about possible future events. We believe these judgements are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or otherwise revise any forward-looking statements.